                                                                    EXHIBIT 12.1

                               KELLOGG COMPANY
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in millions)


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                                                                           YEAR ENDED DECEMBER 31,
                                            NINE MONTHS ENDED   -----------------------------------------------
                                             SEPT. 30, 1997     1996      1995     1994      1993       1992
                                            -------------------------------------------------------------------
EARNINGS BEFORE INCOME
TAXES                                         $822.7           $859.9     $796.0  $1,130.0   $1,034.1  $1,070.4
                                            -------------------------------------------------------------------
FIXED CHARGES:

Interest expense                                80.1             65.6       62.6      45.4       33.3      29.2

Capitalized interest                             7.0              3.8        7.2       6.9        7.1       4.4

Portions of rental expense
representing interest                            9.5             12.6       10.7      12.5       15.0      13.7
                                            -------------------------------------------------------------------

TOTAL FIXED CHARGES (B)                         96.6             82.0       80.5      64.8       55.4      47.3
                                            -------------------------------------------------------------------

EARNINGS BEFORE INCOME
TAXES AND FIXED CHARGES
(EXCLUDING CAPITALIZED
INTEREST) (A)                                 $912.3           $938.1     $869.3  $1,187.9   $1,082.4  $1,113.3
                                            -------------------------------------------------------------------


RATIO OF EARNINGS TO FIXED
CHARGES (A/B)                                    9.4             11.4       10.8      18.3       19.5      23.5


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